UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Adverum Biotechnologies, Inc.

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PROXY STATEMENT SUPPLEMENT

ADVERUM BIOTECHNOLOGIES, INC.

800 Saginaw Drive

Redwood City, California 94063

June 19, 2020

To the Stockholders of Adverum Biotechnologies, Inc.:

We are providing you with this proxy statement supplement to provide additional information resulting from events that occurred subsequent to the distribution of our proxy statement for our upcoming 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which will be held on June 23, 2020 at 8:00 a.m. Pacific Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2020.

Appointment of Laurent Fischer, M.D., as new Chief Executive Officer and as a Director

On June 15, 2020, Laurent Fischer, M.D. joined Adverum Biotechnologies, Inc. as our Chief Executive Officer and a member of the Board of Directors. Dr. Fischer is a Class II director, holding office until our 2022 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Dr. Fischer, age 56, served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan, a global pharmaceutical company, from November 2016 until June 2020, in which position he was responsible for the development of Allergan’s NASH pipeline. Prior to Allergan, Dr. Fischer served as Chief Executive Officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company, from 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which position he was responsible for overseeing all aspects of the company. Dr. Fischer has served as a Senior Advisor on the Life Sciences Team of Frazier Healthcare Partners, a venture capital company, since March 2017. Prior to Tobira, he served as Chairman and Chief Executive Officer of Jennerex, Inc., until its acquisition by SillaJen Biotherapeutics, Inc. Prior to Jennerex, he was co-founder, President and Chief Executive Officer of Ocera Therapeutics and President and Chief Executive Officer of Auxeris Therapeutics, Inc. Over the span of his career, Dr. Fischer has held roles of increasing responsibility at several other companies, including, RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck, and F. Hoffmann-La Roche.

Dr. Fischer is the Chairman of the Board of CTI biopharma, and also serves as a director of Mirum Pharmaceuticals, Inc. Dr. Fischer received his undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland. Dr. Fischer’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his service as our Chief Executive Officer were the primary qualifications that led the Board of Directors to conclude that he should serve on our board of directors.

Transition of Leone Patterson

Concurrent with Dr. Fischer assuming the role of Chief Executive Officer on June 15, 2020, Leone Patterson ceased to be our Chief Executive Officer and a director. Ms. Patterson continues to serve as our President.

For additional information relating to this management change, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2020.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be

Held on June 23, 2020 at 8:00 a.m. Pacific Time via a live audio webcast at

www.virtualshareholdermeeting.com/ADVM2020.

The proxy statement, our Annual Report on Form 10-K and this proxy statement supplement are available at http://investors.adverum.com and www.proxyvote.com.

By Order of the Board of Directors,

/s/ Peter Soparkar
Peter Soparkar
Corporate Secretary
Redwood City, California